                                                                     EXHIBIT 4.4



                   NISSAN WHOLESALE RECEIVABLES CORPORATION II

                                   Transferor





                      NISSAN MASTER OWNER TRUST RECEIVABLES

                                     Issuer




                       NISSAN MOTOR ACCEPTANCE CORPORATION

                                    Servicer





                            -------------------------


                        TRANSFER AND SERVICING AGREEMENT

                            Dated as of July 24, 2003


                            -------------------------

                                TABLE OF CONTENTS

                                                                                                        PAGE
ARTICLE I       DEFINITIONS................................................................................1

     Section 1.01     Definitions..........................................................................1

     Section 1.02     Other Definitional Provisions........................................................1

ARTICLE II      TRANSFER OF RECEIVABLES....................................................................2

     Section 2.01     Transfer of Receivables..............................................................2

     Section 2.02     Acceptance by Owner Trustee..........................................................5

     Section 2.03     Representations and Warranties of Transferor Relating to Itself and this
                      Agreement............................................................................5

     Section 2.04     Representations and Warranties of Transferor Relating to Receivables and
                      Accounts.............................................................................8

     Section 2.05     Covenants of Transferor.............................................................10

     Section 2.06     Designation of Additional Accounts..................................................11

     Section 2.07     [Reserved.].........................................................................13

     Section 2.08     Removal of Receivables in Eligible Accounts.........................................13

     Section 2.09     Removal of Receivables in Ineligible Accounts.......................................15

     Section 2.10     Transfer of Ineligible Receivables..................................................16

ARTICLE III     ADMINISTRATION AND SERVICING OF RECEIVABLES...............................................16

     Section 3.01     Acceptance of Appointment and Other Matters Relating to Servicer....................16

     Section 3.02     Servicing Compensation..............................................................18

     Section 3.03     Representations, Warranties and Covenants of Servicer...............................18

     Section 3.04     Preparation of Payment Date Statements..............................................21

     Section 3.05     Annual Servicer's Certificate.......................................................21

     Section 3.06     Annual Independent Public Accountants' Servicing Report.............................22

     Section 3.07     Notices to NMAC.....................................................................22

     Section 3.08     Adjustments.........................................................................22

     Section 3.09     Reports.............................................................................22

ARTICLE IV      OTHER MATTERS RELATING TO TRANSFEROR......................................................23

     Section 4.01     Liability of Transferor.............................................................23

     Section 4.02     Merger or Consolidation of, or Assumption of, Obligations of Transferor.............23

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                        PAGE
     Section 4.03     Limitation on Liability of Transferor...............................................24

     Section 4.04     Transferor Indemnification of Issuer, Owner Trustee and Indenture Trustee...........24

     Section 4.05     Subsequent Transferors..............................................................25

ARTICLE V       OTHER MATTERS RELATING TO SERVICER........................................................25

     Section 5.01     Liability of Servicer...............................................................25

     Section 5.02     Merger or Consolidation of, or Assumption of, Obligations of Servicer...............25

     Section 5.03     Limitation on Liability of Servicer and Others......................................26

     Section 5.04     Servicer Indemnification of Issuer, Owner Trustee and Indenture Trustee.............26

     Section 5.05     Resignation of Servicer.............................................................27

     Section 5.06     Access to Certain Documentation and Information Regarding Receivables...............28

     Section 5.07     Examination of Records..............................................................28

     Section 5.08     Swap Agreement......................................................................28

ARTICLE VI      SERVICER DEFAULTS.........................................................................29

     Section 6.01     Servicer Defaults...................................................................29

     Section 6.02     Indenture Trustee to Act; Appointment of Successor..................................30

     Section 6.03     Notification to Noteholders.........................................................31

ARTICLE VII     TERMINATION...............................................................................31

     Section 7.01     Termination of Agreement............................................................31

ARTICLE VIII    MISCELLANEOUS PROVISIONS..................................................................32

     Section 8.01     Amendment; Waiver of Past Defaults..................................................32

     Section 8.02     Protection of Right, Title and Interest to Issuer...................................34

     Section 8.03     [Reserved.].........................................................................35

     Section 8.04     No Petition.........................................................................35

     Section 8.05     Governing Law.......................................................................35

     Section 8.06     Notices.............................................................................35

     Section 8.07     Severability of Provisions..........................................................36

     Section 8.08     Further Assurances..................................................................36

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                        PAGE
     Section 8.09     No Waiver; Cumulative Remedies......................................................36

     Section 8.10     Counterparts........................................................................36

     Section 8.11     Third-Party Beneficiaries...........................................................36

     Section 8.12     Rule 144A Information...............................................................36

     Section 8.13     Action by Owner Trustee or Indenture Trustee........................................37

     Section 8.14     Merger and Integration..............................................................37

     Section 8.15     Headings............................................................................37

         TRANSFER AND SERVICING AGREEMENT, dated as of July 24, 2003 (as modified, supplemented, amended or restated from time to time, this "Agreement") by and among NISSAN WHOLESALE RECEIVABLES CORPORATION II, a Delaware corporation ("NWRC II", or the "Transferor"), NISSAN MASTER OWNER TRUST RECEIVABLES, a Delaware business trust ("NMOTR", or the "Issuer"), and NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation ("NMAC", or the "Servicer").

                                    RECITALS

         A. The parties hereto desire, among other things, to provide for the transfer by the Transferor to the Issuer on the first Series Issuance Date and from time to time thereafter of the Receivables arising in connection with the Accounts and to provide for the servicing of such Receivables by the Servicer.

         B. Such Receivables have been originally purchased by the Transferor from NMAC, as Seller, pursuant to the Receivables Purchase Agreement and, upon the transfer of such Receivables by the Transferor to the Issuer pursuant to the terms hereof, will secure the Notes issued by the Issuer from time to time under the Indenture and the Indenture Supplements.

         In consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

                             STATEMENT OF AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 DEFINITIONS.

         All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Annex of Definitions, attached as Annex A hereto. Whenever used in this Agreement, such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         Section 1.02 OTHER DEFINITIONAL PROVISIONS.

         (a) All terms used herein and not otherwise defined herein or in the Annex of Definitions have the meanings ascribed to them in the Trust Agreement, the Indenture or, with respect to any Series, the related Indenture Supplement, as applicable.

         (b) All terms used herein and defined herein or in the Annex of Definition have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, the Annex of Definitions or in any such certificate or other document, and accounting terms partly defined in this

Agreement, the Annex of Definitions or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement, the Annex of Definitions or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement, the Annex of Definitions or in any such certificate or other document will control.

         (d) Any reference to each Rating Agency only applies to any specific rating agency if such rating agency is then rating any outstanding Series.

         (e) Unless otherwise specified, references to any dollar amount as on any particular date mean such amount at the close of business on such day.

         (f) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term "including" means "including without limitation."

                                   ARTICLE II
                             TRANSFER OF RECEIVABLES

         Section 2.01 TRANSFER OF RECEIVABLES.

         (a) By execution of this Agreement, the Transferor does hereby (x) transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Issuer, for the benefit of the Noteholders and any Series Enhancers, the following property and (y) grant a security interest in the following property to the Issuer, for the benefit of the Noteholders and any Series Enhancers, in each case, on and as of the dates specified below:

                  (i) on the first Series Issuance Date, (A) all of its right, title and interest in, to and under each Receivable arising in connection with each Initial Account and all Related Security, including Transferor's interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral, with respect thereto owned by the Transferor at the close of business on the Cut-Off Date, (B) all of its rights under the related Sales and Service Agreement, (C) all of its rights under intercreditor agreements with third-party creditors of Dealers with respect to the designated Accounts, (D) all of its right under the related Repurchase Agreements, (E) all of its rights under each related Floorplan Financing Agreement, (F) the proceeds of the foregoing, with respect thereto owned by the Transferor at the close of business on the Cut-Off Date, (G) all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds," as defined in the UCC) and Recoveries thereof and (H) all of its rights, remedies, powers and privileges with respect to such Receivable under the related Floorplan Financing Agreement and the Receivables Purchase Agreement;

                  (ii) on the applicable Addition Date, (A) all of its right, title and interest in, to and under each Receivable arising in connection with each Additional Account and all Related Security, including Transferor's interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral, with respect thereto owned by the Transferor at the close of business on the applicable Additional Cut-Off Date, (B) all of its rights under the related Sales and Service Agreement, (C) all of its rights under intercreditor agreements with third-party creditors of Dealers with respect to the designated Accounts, (D) all of its right under the related Repurchase Agreements,
         (E) all of its rights under each related Floorplan Financing Agreement,
         (F) the proceeds of the foregoing, with respect thereto owned by the Transferor at the close of business on the Additional Cut-Off Date, (G) all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds," as defined in the UCC) and Recoveries thereof and (H) all of its rights, remedies, powers and privileges with respect to such Receivable under the related Floorplan Financing Agreement and the Receivables Purchase Agreement; and

                  (iii) on each Business Day occurring before the earlier of (x) the occurrence of an Early Amortization Event specified in clause (2) of the definition thereof or (y) the Trust Termination Date, on which day a new Receivable is created in connection with the Accounts (each such Business Day being a "Transfer Date"), (A) all of its right, title and interest in, to and under such Receivable and all Related Security, including Transferor's interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral, with respect thereto owned by the Transferor at the close of business on the applicable Transfer Date and not previously transferred to the Issuer pursuant hereto, (B) all of its rights under the related Sales and Service Agreement, (C) all of its rights under intercreditor agreements with third-party creditors of Dealers with respect to the designated Accounts, (D) all of its right under the related Repurchase Agreements, (E) all of its rights under each related Floorplan Financing Agreement, (F) the proceeds of the foregoing, with respect thereto owned by the Transferor at the close of business on the Transfer Date, (G) all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds," as defined in the UCC) and Recoveries thereof and (H) all of its rights, remedies, powers and privileges with respect to such Receivable under the related Floorplan Financing Agreement and the Receivables Purchase Agreement.

         (b) The foregoing transfers, and any subsequent transfers of additional assets, do not constitute, and are not intended to result in, the creation or an assumption by the Issuer or the Owner Trustee of any obligation of the Transferor, the Servicer, the Seller, NML, NNA or any other Person in connection with the Accounts, the related Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers, NML or NNA. The foregoing transfers are not transfers of the Accounts; they are transfers of the Receivables arising in connection therewith.

         (c) In connection with such transfers, the Transferor will record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) with respect to the Receivables transferred by the Transferor for the sale of chattel paper, payment intangibles, general intangibles or accounts (each as defined in the

UCC as in effect in the applicable jurisdiction) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Related Security to the Issuer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Issuer on or before the first Series Issuance Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. The Owner Trustee or Indenture Trustee will be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under applicable law in connection with such transfers.

         (d) In connection with such transfers, at its own expense, on or before the first Series Issuance Date, in the case of the Initial Accounts, and the applicable Addition Date, in the case of Additional Accounts, the Transferor will:

                  (i) indicate in its computer files, and cause the Seller to indicate in its computer files as required by the Receivables Purchase Agreement, that the Receivables arising in connection with the Accounts and the Related Security: (A) have been sold or assigned, as the case may be, to the Transferor pursuant to the related Receivables Purchase Agreement, then (B) transferred by the Transferor to the Issuer pursuant to this Agreement and then (C) pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders and any Series Enhancers pursuant to the Indenture;

                  (ii) in the case of the Initial Accounts, deliver to the Owner Trustee (or cause the Seller to do so) a computer file or written list of such Initial Accounts specifying the identity of such Initial Accounts and the Principal Receivables arising in connection therewith as of the Cut-Off Date (such file or list, the "Initial Account Schedule"); and

                  (iii) in the case of Additional Accounts, deliver to the Owner Trustee (or cause the Seller to do so) a computer file or written list of such Additional Accounts specifying the identity of such Additional Accounts and the Principal Receivables arising in connection therewith as of the Additional Cut-Off Date (such file or list, an "Additional Account Schedule").

The Account Schedule, as amended, supplemented or otherwise modified from time to time will be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Owner Trustee is under no obligation whatsoever to verify the accuracy or completeness of the information contained in the Account Schedule at any time.

         (e) As consideration for the transfer of Receivables arising in connection with each Initial Account and the Related Security, on the first Series Issuance Date the Issuer will pay to the Transferor an amount equal to $1,316,539,846.26 in the form of cash, an increase in value of the Transferor Interest (if the Transferor is the holder of the Transferor Interest) and other valuable consideration having value reasonably equivalent to the value of the assets so conveyed on such date. On any date after the first Series Issuance Date on which the Transferor has acquired from NMAC additional Receivables and Related Security pursuant to the Receivables Purchase Agreement, the Issuer shall purchase such assets from the Transferor. In consideration for any such purchase of Receivables and the Related Security, the Issuer will pay to the Transferor an amount equal to the amount paid therefor by the Transferor in the form of any cash drawn from amounts on deposit in the Collection Account or the Excess Funding Account which amounts have not been allocated to the Noteholders or the holders of the Transferor Interest pursuant to the Indenture or any Indenture Supplement and other valuable consideration having value reasonably equivalent to the value of the assets so conveyed on such date. The purchase price will not be materially less favorable than prices for transactions of a generally similar character at the time of the acquisition, taking into account the quality of such Receivables, the Transferor's cost of acquiring such Receivables and a reasonable return on such costs, and other pertinent factors; provided that such consideration will in any event not be less than reasonably equivalent value therefor.

         Section 2.02 ACCEPTANCE BY OWNER TRUSTEE.

         (a) The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, of all right, title and interest previously held by the Transferor to the property, now existing and hereafter created, conveyed to the Issuer pursuant to Section 2.01. The Owner Trustee further acknowledges that, before or simultaneously with the execution and delivery of this Agreement, the Transferor has delivered to the Owner Trustee the Account Schedule relating to the Initial Accounts.

         (b) The Owner Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Issuer other than as contemplated in this Agreement and the other Transaction Documents.

         Section 2.03 REPRESENTATIONS AND WARRANTIES OF TRANSFEROR RELATING TO ITSELF AND THIS AGREEMENT.

         (a) Representations and Warranties. The Transferor hereby represents and warrants to the Issuer (and agrees that the Owner Trustee and the Indenture Trustee may conclusively rely on each such representation and warranty in accepting the Receivables on behalf of the Issuer and in authenticating the Notes, respectively) as of each Series Issuance Date (unless another date is specified below) that:

                  (i) Organization and Good Standing. The Transferor is a corporation duly formed and validly existing and in good standing under the laws of the jurisdiction of its organization and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement and the Receivables Purchase Agreement.

                  (ii) Due Qualification. The Transferor is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement or the Receivables Purchase Agreement.

                  (iii) Due Authorization. The Transferor has duly authorized by all necessary action on its part the execution and delivery of this Agreement and the Receivables Purchase Agreement and the consummation by the Transferor of the transactions provided for or contemplated by this Agreement and the Receivables Purchase Agreement.

                  (iv) No Conflict. The Transferor's execution and delivery of this Agreement and the Receivables Purchase Agreement, its performance of the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

                  (v) No Violation. The Transferor's execution and delivery of this Agreement and the Receivables Purchase Agreement, its performance of the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

                  (vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Transferor before or by any Governmental Authority (A) asserting the invalidity of this Agreement or the Receivables Purchase Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Receivables Purchase Agreement, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement or the Receivables Purchase Agreement, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Receivables Purchase Agreement or (E) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction's, income single business or franchise tax systems.

                  (vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Transferor in connection with its execution and delivery of this Agreement and the Receivables Purchase Agreement, its performance of the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof applicable to it, have been duly obtained or effected and are in full force and effect.

                  (viii) Enforceability. This Agreement and the Receivables Purchase Agreement each constitutes a legal, valid and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof or thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (ix) Account Schedule. As of the Cut-Off Date, the Initial Account Schedule is an accurate and complete listing in all material respects of all the Initial Accounts and the information contained therein with respect to the identity of such Initial Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects. As of the applicable Additional Cut-Off Date, the Additional Account Schedule is an accurate and complete listing in all material respects of all the related Additional Accounts and the information contained therein with respect to the identity of such Additional Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects as of the Additional Cut-Off Date.

                  (x) Valid Transfer. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid transfer and assignment to the Issuer of all right, title and interest of the Transferor in the related Receivables and the Related Security and the proceeds thereof and all of the Transferor's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 2.01(c) and, in the case of the Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Issuer will have a first priority perfected ownership interest in such property, except for Permitted Liens and the Liens permitted under Section 2.05. Except as otherwise provided in this Agreement, neither the Transferor nor any Person claiming through or under it has any claim to or interest in the Trust Assets.

         (b) Notice of Breach. The representations and warranties set forth in
Section 2.03(a) survive the transfer and assignment of the Receivables and Related Security to the Issuer. Upon discovery by the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers.

         (c) Reassignment upon Breach. If any breach of any of the representations and warranties set forth in Section 2.03(a) has a material adverse effect on the Noteholders' Collateral in Receivables transferred to the Issuer by the Transferor, then any of the Owner Trustee, the Indenture Trustee or the Holders of Notes evidencing at least a majority of the Outstanding Principal Amount of all Notes of all outstanding Series, by notice then given in writing to the Transferor (and to the Owner Trustee, the Indenture Trustee, the Servicer and any Series Enhancer if given by the Noteholders), may direct the Transferor to accept reassignment of all the Receivables transferred by it to the Issuer within 60 days of such notice (or such longer period as may be specified in such notice), and the Transferor is obligated to accept such reassignment on the Determination Date immediately succeeding the expiration of such 60-day period (or such longer period as may be specified) on the terms and conditions set forth below; provided, however, that no such reassignment is required to be made if, by the end of such 60-day period (or such longer period as may be specified), the representations and warranties set forth in Section 2.03(a) are satisfied in all material respects, and any material adverse effect on the Noteholders' Collateral in Receivables caused by the breach has been cured.

         In connection with any reassignment pursuant to this Section, the Transferor will deposit into the Collection Account in immediately available funds on the Business Day preceding the Payment Date on which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the Reassignment Amounts with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, such deposited amount will be distributed to the Noteholders on such Payment Date in accordance with the Indenture and each Indenture Supplement in payment of their Notes and will result in a corresponding increase in the Transferor Interest. The Owner Trustee will execute such documents and instruments of transfer or assignment and take such other actions as are reasonably requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section. If the Owner Trustee, the Indenture Trustee or the Noteholders give notice directing the Transferor to accept reassignment of all the Receivables transferred by the Transferor as provided above, the obligation of the Transferor to accept such reassignment and make the required deposit into the Collection Account pursuant to this Section constitutes the sole remedy with respect to an event of the type specified in the first sentence of this Section 2.03(c) available to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).

         Section 2.04 REPRESENTATIONS AND WARRANTIES OF TRANSFEROR RELATING TO RECEIVABLES AND ACCOUNTS.

         (a) Representations and Warranties. The Transferor hereby represents and warrants to the Issuer that:

                  (i) As of the first Series Cut-Off Date, each Additional Cut-Off Date or the Transfer Date, as the case may be, each Receivable and its Related Security to be transferred by it to the Issuer on the related Series Issuance Date, Addition Date or Transfer Date, as the case may be, are being transferred free and clear of any Lien (except for Permitted Liens and Liens permitted under Section 2.05), and all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the transfer of such Receivable and Related Security on such date have been duly obtained, effected or given and are in full force and effect.

                  (ii) (A) Each Initial Account is an Eligible Account as of the Cut-Off Date and (B) each Additional Account is an Eligible Account as of the applicable Additional Cut-Off Date and (C) each Account is an Eligible Account as of each Series Cut-Off Date.

                  (iii) As of the first Series Cut-Off Date, each Additional Cut-Off Date or the Transfer Date, as the case may be, each Receivable transferred by the Transferor to the Issuer on the related Series Issuance Date, Addition Date or Transfer Date, is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is being transferred in accordance with Section 2.10.

         (b) Notice of Breach. The representations and warranties set forth in
Section 2.04(a) survive the transfer and assignment of the Receivables and Related Security to the Issuer. Upon discovery by the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers.

         (c) Reassignment upon Breach. If any representation or warranty under
Section 2.04(a) is not true and correct as of the date specified therein and such breach has a material adverse effect on a Receivable, then, within 30 days (or such longer period as may be agreed to by the Indenture Trustee and the Servicer) of the earlier to occur of the discovery of any such breach by the Transferor, or receipt by the Transferor of written notice of any such breach given by the Owner Trustee, the Indenture Trustee, the Servicer or any Series Enhancers, the Transferor will accept reassignment of such Receivable on the Determination Date immediately succeeding the expiration of such 30-day period (or such longer period as may agreed to by the Indenture Trustee and the Servicer) on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such reassignment will be required to be made if, by the end of such 30-day period (or such longer period as may be agreed to by the Indenture Trustee and the Servicer), the representations and warranties set forth in Section 2.04(a) are then true and correct in all material respects and any material adverse effect caused by the breach has been cured.

         In connection with any reassignment of a Receivable pursuant to this Section, the Transferor will direct the Servicer to deduct, subject to the next sentence, the principal amount of such Receivable from the Pool Balance on or before the end of the Collection Period in which such reassignment obligation arises. If such deduction would cause the Adjusted Pool Balance to fall below the Required Participation Amount, then (i) pursuant to Section 2.06, the Transferor shall designate additional Eligible Accounts as Additional Accounts, such that the Adjusted Pool Balance exceeds the Required Participation Amount, or (ii) the Transferor shall deposit into the Excess Funding Account in immediately available funds the Transferor Deposit Amount; provided, however, that if the Transferor fails to transfer such Receivable and Related Security arising in connection with such Additional Accounts, or if the related Transferor Deposit Amount is not deposited as required by this sentence, then the principal amount of such Receivable will not be deducted from the Pool Balance for purposes of determining whether the Adjusted Pool Balance has fallen below the Required Participation Amount and collections in respect of such Receivable will continue to be included in Interest Collections and Principal Collections. Upon reassignment of any such Receivable, but only after the transfer by the Transferor of Receivables and Related Security with respect to Additional Accounts or payment by the Transferor of the Transferor Deposit Amount, if any, the Issuer will automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Receivable, all Related Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Owner Trustee will execute such documents and instruments of transfer or assignment and take such other actions as are reasonably requested by the Transferor to effect the conveyance of such Receivable pursuant to this Section. The obligation of the Transferor to accept reassignment of any such Receivable and to pay any related Transferor Deposit Amount constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 2.04(c) available to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).

         Section 2.05 COVENANTS OF TRANSFEROR.

         The Transferor hereby covenants that:

         (a) No Liens. Except for the conveyances hereunder or as provided in the Transaction Documents, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on, any Receivable or any Related Security, whether now existing or hereafter created, or any interest therein, or the Transferor's rights, remedies, powers or privileges with respect to such Receivables under the Receivables Purchase Agreement to which it is a party, and the Transferor will defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under such Receivables and the Related Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Transferor.

         (b) Account Allocations. If the Transferor is unable for any reason to transfer Receivables to the Issuer, then the Transferor agrees that it will allocate, after the occurrence of such event, Collections received in respect of each related Account as follows: (i) Principal Collections will be allocated to a Receivable on the basis of the Vehicle to which such Receivable relates; and
(ii) Interest Collections in respect of such Account will be allocated to the Issuer on the basis of the ratio of the Principal Receivables owned by the Issuer in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Transferor.

         (c) Delivery of Collections. If the Transferor, the Seller or any Affiliate thereof receives payments in respect of the Receivables transferred to the Issuer by the Transferor, the Transferor and the Seller will pay or cause to be paid to the Servicer or any Successor Servicer all such payments as soon as practicable after receipt thereof, but in no event later than two Business Days after receipt.

         (d) Notice of Liens. The Transferor will notify the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien on any Receivable transferred by the Transferor other than Permitted Liens and the Liens permitted under the Transaction Documents.

         (e) Compliance with Law. The Transferor will comply in all material respects with all Requirements of Law applicable to it.

         (f) Transferor Interest. Except for (A) the conveyances hereunder, in connection with any transaction permitted by clause (i) of Section 4.02(a) and as provided in Section 4.05 of this Agreement or Section 2.12 of the Indenture or (B) conveyances with respect to which the Rating Agency Condition has been satisfied and with respect to which a Required Federal Income Tax Opinion has been delivered to the Owner Trustee and the Indenture Trustee, the Transferor agrees not to sell, transfer, assign, participate, pledge, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the share of the Transferor Interest owned by it and any such attempted sale, transfer, assignment, exchange, conveyance, pledge, hypothecation or grant will be void; provided, however, that nothing in this Section 2.05(f) prevents the owner of an interest in the Transferor Interest from granting to an Affiliate a participation interest or other beneficial interest in the rights to receive cash flows related to the Transferor Interest so long as (1) such interest does not grant such Affiliate any rights hereunder or delegate to such Affiliate any obligations or duties hereunder, (2) the transferor of such interest obtains the prior written consent of the Transferor and (3) a Required Federal Income Tax Opinion has been delivered to the Owner Trustee and the Indenture Trustee.

         (g) Certificate of Incorporation. (x) The Transferor will comply in all material respects with the Certificate of Incorporation and (y) the Transferor agrees not to amend, alter, modify, repeal or change in any way the Certificate of Incorporation without (1) providing notice thereof to Moody's (if Moody's is then rating any Class or Series of Notes), (2) satisfaction of the Rating Agency Condition, and (iii) if such amendment, alteration, modification, repeal or change relates to or affects Article Four, Six, Seven, Eight or Nine of the Certificate of Incorporation, obtaining the written consent of at least a majority of the Outstanding Principal Amount of all Notes of all Outstanding Series.

         (h) Directors. The board of directors of the Transferor shall consider the interests of the Transferor's creditors when making decisions.

         Section 2.06 DESIGNATION OF ADDITIONAL ACCOUNTS.

         (a) Required Addition or Deposit. If, at the close of business on any day, the Adjusted Pool Balance on such day is less than the Required Participation Amount on such day, then the Transferor shall either (i) designate additional Eligible Accounts as Additional Accounts such that, after giving effect to the transfer to the Issuer on the applicable Addition Date of all Eligible Receivables (and the Related Security) arising in connection with such Additional Accounts, the Adjusted Pool Balance at the close of business on such Addition Date will be at least equal to such Required Participation Amount or
(ii) deposit into the Excess Funding Account in immediately available funds the amount by which the Adjusted Pool Balance would be less than such Required Participation Amount. The Transferor will satisfy the conditions specified in
Section 2.06(e) in designating such Additional Accounts and transferring the related Receivables to the Issuer.

         (b) Optional Addition. The Transferor may from time to time, at its sole discretion, subject to the conditions specified in Section 2.06(e), designate additional Eligible Accounts as Additional Accounts and transfer to the Issuer the Receivables (and the Related Security) arising in connection with such Additional Accounts.

         (c) Replacement Addition. If, at the close of business on any day, the Servicer's records indicate that an Account has become an Ineligible Account, and the Transferor is required to redesignate any such Account as a Redesignated Account in the manner provided in Section 2.09(b), then the Transferor may designate additional Eligible Account(s) as Additional Account(s) to replace the Ineligible Account, in the manner provided in Section 2.09(c), and transfer to the Issuer the Receivables (and the Related Security) arising in connection with such Additional Account(s).

         (d) Addition Notices. All Receivables and Related Security arising in connection with any Additional Accounts owned by the Transferor at the close of business on the applicable Additional Cut-Off Date will be transferred to the Issuer on a date (the "Addition Date") specified in a written notice provided by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee, any Series Enhancers and the Rating Agencies specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before the second Business Day but not more than the 30th day before the related Addition Date (the "Notice Date").

         (e) Conditions. The Transferor is permitted to transfer to the Issuer the Receivables and all Related Security related thereto arising in connection with any Additional Accounts designated by the Transferor pursuant to Section 2.06(a), (b) or (c) only upon satisfaction of each of the following conditions on or before the related Addition Date:

                  (i) the Transferor (or the Servicer on its behalf) has provided the Owner Trustee and the Indenture Trustee with a timely Addition Notice;

                  (ii) the Transferor has delivered to the Owner Trustee a duly executed written assignment (including an acceptance by the Owner Trustee) in substantially the form of Exhibit A (the "Assignment"), along with the applicable Additional Account Schedule in accordance with Section 2.01(d)(iii);

                  (iii) the Transferor has delivered to the Servicer all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

                  (iv) the Transferor has represented and warranted that:

                           (A) each such Additional Account is an Eligible
                  Account as of the Additional Cut-Off Date;

                           (B) no selection procedures reasonably believed by
                  the Transferor to be adverse to the interests of the Noteholders or any Series Enhancers were used in selecting such Additional Accounts;

                           (C) the Additional Account Schedule delivered
                  pursuant to clause (ii) above is true and correct in all material respects as of the Additional Cut-Off Date;

                           (D) as of each of the Notice Date and the Addition
                  Date, none of the Seller, the Transferor or the Servicer is insolvent or will be made insolvent by the transfer and none of them is aware of any events or circumstances that could reasonably be expected to lead to its insolvency; and

                           (E) the addition of the Receivables arising in
                  connection with such Additional Accounts will not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur;

                  (v) the Transferor has delivered to the Owner Trustee, the Indenture Trustee and any Series Enhancers an Officer's Certificate confirming, to the best of such officer's knowledge, the satisfaction of each of the conditions set forth in clauses (i) through (iv) above. Each of the Owner Trustee and the Indenture Trustee may conclusively rely on such

         Officer's Certificate and has no duty to make inquiries with regard to the matters set forth therein and will incur no liability in so relying; and

                  (vi) the Transferor has delivered to the Owner Trustee, the Indenture Trustee and any Series Enhancers reasonable evidence confirming the validity and perfection of the transfer of Accounts included as Additional Accounts.

         (f) Representations and Warranties. The Transferor hereby represents and warrants on each applicable Addition Date as to the matters set forth in clause (iv) of Section 2.06(e). These representations and warranties will survive the transfer of the respective Receivables and the Related Security to the Issuer. Upon discovery by the Transferor, the Servicer, the Owner Trustee, the Indenture Trustee or any Series Enhancers of a material breach of any of these representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers. If any such breach has a material adverse effect on the related Receivable, the provisions of Section 2.03(c) will apply.

         Section 2.07 [RESERVED.]

         Section 2.08 REMOVAL OF RECEIVABLES IN ELIGIBLE ACCOUNTS.

         (a) Optional Redesignation. On any date, the Transferor has the right to redesignate any Eligible Accounts as Redesignated Accounts and thereby either repurchase from the Issuer the outstanding related Receivables and all Related Security in connection with such Redesignated Accounts, including all amounts then held by the Issuer or thereafter received by the Issuer in respect of such Receivables, or cease the transfer to the Issuer of Receivables and Related Security arising in such Redesignated Accounts after the Redesignation Date; provided, however, that, in any calendar year, the Transferor will have the option to redesignate Eligible Receivables pursuant to this Section 2.08 in amount not to exceed 5% of the highest Pool Balance at any time during such calendar year.

         (b) Conditions. Any redesignation of Eligible Accounts as provided in
Section 2.08(a) is subject to the satisfaction of the following conditions:

                  (i) the Transferor has delivered to the Servicer (if the Servicer is not NMAC) on such Redesignation Date a written notice, substantially in the form attached as Exhibit B, directing the Servicer to select as Redesignated Accounts those Eligible Accounts whose Principal Receivables approximately equal the amount of Receivables specified by the Transferor to be removed from the Trust Assets on the Redesignation Date;

                  (ii) the Transferor (or the Servicer on its behalf) has, on or before the Redesignation Date, delivered to the Owner Trustee and the Indenture Trustee the applicable Redesignated Account Schedule; and

                  (iii) the Transferor has represented and warranted that:

                           (A) the redesignation of any such Eligible Accounts
                  (and the related Receivables) on the Redesignation Date will not, in the reasonable belief of the

                  Transferor, cause an Early Amortization Event to occur or cause the Adjusted Pool Balance to be less than the Required Participation Amount;

                           (B) the Redesignated Accounts were not chosen through
                  a selection process that was materially adverse to the interests of the Noteholders, the holders of the Transferor Interest or any Series Enhancers; and

                           (C) the Redesignated Account Schedule delivered
                  pursuant to clause (ii) above is true and correct in all material respects as of its date.

         On the Redesignation Date with respect to any such Redesignated Account, the Transferor will cease to transfer to the Issuer any Receivables arising in connection with such Redesignated Account and all such Receivables, including all amounts then held by the Issuer or thereafter received by the Issuer in respect of such Receivables, will be deemed removed from the Trust Assets for all purposes. Unless such redesignation is accompanied by repurchase of the related outstanding Receivables, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuer relating to such Account until the amount of such Receivables (measured as of the Redesignation Date) has been reduced to zero, and Interest Collections will be allocated to the Issuer on the basis of the ratio of the Principal Receivables owned by the Issuer in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Transferor. After the Redesignation Date and upon written request of the Servicer, the Owner Trustee will deliver to the Transferor a Reassignment.

         (c) Covenants. The Transferor hereby covenants that on or promptly following the Redesignation Date with respect to the redesignation of any Eligible Account as provided in Section 2.08(a):

                  (i) the Transferor (or the Servicer on its behalf) will deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancers a Redesignation Notice, substantially in the form attached as Exhibit B, specifying such Redesignation Date on which the redesignation of Receivables in one or more Eligible Accounts occurred; and

                  (ii) the Transferor will deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancers an Officer's Certificate confirming, to the best of such officer's knowledge, the satisfaction of each of the conditions set forth in clauses (i) through (iii) of
         Section 2.08(b) and clause (i) of this Section 2.08(c). Each of the Owner Trustee and the Indenture Trustee may conclusively rely on such Officer's Certificate and has no duty to make inquiries with regard to the matters set forth therein and will incur no liability in so relying.

         On any Redesignation Date, if the Notes are no longer outstanding, or the Account to be redesignated has been liquidated and has a balance of zero, then the foregoing requirement set forth in clause (i) to deliver a Redesignation Notice to the Series Enhancers shall not apply.

         (d) Representations and Warranties. The Transferor hereby represents and warrants on each applicable Redesignation Date as to the matters set forth in clause (iii) of Section 2.08(b).

These representations and warranties will survive the removal of the respective Receivables and the Related Security from the Issuer. Upon discovery by the Transferor, the Servicer, the Owner Trustee, the Indenture Trustee or any Series Enhancers of a material breach of any of these representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers. If any such breach has a material adverse effect on the related Receivable, the provisions of Section 2.03(c) will apply.

         Section 2.09 REMOVAL OF RECEIVABLES IN INELIGIBLE ACCOUNTS.

         (a) As of the date on which the Servicer's records indicate that an Account has become an Ineligible Account, Transferor will be required to redesignate any such Account as a Redesignated Account in the manner provided in
Section 2.09(b).

         (b) With respect to each Ineligible Account, the Transferor (or the Servicer on its behalf) will take the following actions and make the following determinations:

                  (i) by the Payment Date occurring in the calendar month immediately succeeding the calendar month in which the Redesignation Date for such Account occurred, deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancers a Redesignation Notice (which may be incorporated into the Payment Date Statement prepared by the Servicer) specifying the applicable Redesignation Date; and

                  (ii) by the Determination Date occurring in the calendar month immediately following the calendar month in which the Redesignation Date for such Account occurred, deliver to the Owner Trustee and the Indenture Trustee the applicable Redesignated Account Schedule, and represent and warrant that such Redesignated Account Schedule is true and complete in all material respects as of the applicable Redesignation Date (each of the Owner Trustee and the Indenture Trustee being entitled to conclusively rely on such Redesignated Account Schedule and having no duty to make inquiries with regard to the matters set forth therein and incurring no liability in so relying).

         On the Redesignation Date with respect to any such Redesignated Account, the Transferor will cease to transfer to the Issuer any Receivables arising in connection with such Redesignated Account and all such Receivables, including all amounts then held by the Issuer or thereafter received by the Issuer in respect of such Receivables, will be deemed removed from the Trust Assets for all purposes.

         (c) On each applicable Redesignation Date, the Transferor shall, in connection with the redesignation of an Ineligible Account, either (i) transfer a Replacement Account to the Issuer and deposit into the Excess Funding Account in immediately available funds the Transferor Replacement Amount with respect to such Ineligible Account in an amount that represents the excess, if any, between the Principal Receivables of such Ineligible Account over the Principal Receivables of such Replacement Account as measured on the date of such transfer or (ii) deposit into the Excess Funding Account in immediately available funds the Transferor Replacement Amount with respect to such Ineligible Account in an amount equal to the Principal Receivables of such Ineligible Account. The Transferor, at its sole discretion, may repurchase all related Receivables with respect to such Redesignated Account. If the Transferor does not repurchase such related Receivables, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuer relating to such Account until the amount of such Receivables (as of the related Redesignation Date) has been reduced to zero, and Interest Collections will be allocated to the Issuer on the basis of the ratio of the Principal Receivables owned by the Issuer in connection with such Redesignated Account on the date of determination to the total amount of Principal Receivables in connection with such Redesignated Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Holder of the Transferor Interest.

         After the Redesignation Date and upon written request of the Servicer in connection with any repurchase of the related Receivables of any Redesignated Account, the Owner Trustee will deliver to the Transferor a Reassignment.

         Section 2.10 TRANSFER OF INELIGIBLE RECEIVABLES.

         The Transferor will transfer to the Issuer on each Transfer Date any and all Ineligible Receivables arising in connection with any Eligible Account and on the applicable Transfer Date, the Overcollateralization Amount (or any Incremental Overcollateralization Amount as specified in the related Indenture Supplement) and the Required Participation Amount shall be adjusted in accordance with the related Indenture Supplement.

                                   ARTICLE III
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 3.01 ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO SERVICER.

         (a) The Servicer will service, manage, administer and make collections on the Receivables, all in accordance with its customary and usual servicing procedures for servicing dealer floorplan receivables comparable to the Receivables that the Servicer services for its own account or others, in accordance with the Floorplan Financing Agreements and in accordance with the applicable Floorplan Financing Guidelines. The Servicer has full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 6.01, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Indenture Trustee upon the occurrence of a Servicer Default pursuant to Section 6.01, to do any of the following:

                  (i) to make deposits into the Collection Account and to instruct the Indenture Trustee in writing or the Owner Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account and any Series Account as set forth in this Agreement, the Indenture or any Indenture Supplement and, in connection therewith, perform all calculations (including any allocations of funds and other amounts) required to be performed by the Servicer as provided in this Agreement, the Indenture or any Indenture Supplement;

                  (ii) to instruct the Indenture Trustee in writing or the Owner Trustee to take any action required or permitted under any Series Enhancement;

                  (iii) to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables;

                  (iv) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities laws or reporting requirement;

                  (v) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the applicable Floorplan Financing Guidelines and this Agreement; provided, however, that the Servicer will notify the Indenture Trustee, the Owner Trustee, the Rating Agencies and any Series Enhancers in writing of any such delegation other than in the ordinary course of its business or to a Person that is not one of the Servicer's Affiliates; and, provided further, that no delegation will relieve the Servicer of its liability and responsibility with respect to such delegated duties and will not constitute a resignation within the meaning of Section 5.05; and

                  (vi) to execute and deliver any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, to the extent permitted by applicable law.

         The Indenture Trustee and the Owner Trustee will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (b) If the Transferor is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of this Agreement then, in any such event, the Servicer agrees (i) to give prompt written notice thereof to the Indenture Trustee, the Owner Trustee, any Series Enhancers and (ii) after the occurrence of such event, to allocate Collections received in respect of each related Account in accordance with Section 2.05(b).

         (c) The Servicer will not, and any Successor Servicer will not, be obligated to use servicing procedures, offices, employees or accounts for servicing the Receivables different from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other floorplan receivables.

         (d) The Servicer will comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the applicable Floorplan Financing Agreements relating to the Accounts and the applicable Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Issuer or the Noteholders and any Series Enhancers. Subject to compliance with all Requirements of Law, the Servicer may change the terms and provisions of any of the Floorplan Financing Agreements or its Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the interest charge assessed thereon), only if:

                  (i) as a result of such change, in the reasonable judgment of the Servicer, no Early Amortization Event will occur at any time and none of the Series Enhancers, if any, or the Noteholders will be adversely affected;

                  (ii) such change is made applicable to the comparable segment of floorplan accounts owned or serviced by the Servicer that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change; and

                  (iii) in the case of a reduction in the rate of such interest charges, the Servicer does not reasonably expect any such reduction to result in the weighted average of the Reference Rates applicable to the Receivables (net of the applicable rate used to calculate the Servicing
         Fee) for any Collection Period being less than the weighted average of the sum of the Note Interest Rates (in the case of a Series with a fixed Note Interest Rate and a swap agreement, the floating rate payable by the Issuer under the swap agreement) and the applicable rate used to calculate the Servicing Fee for the related Interest Period (each such term as defined in the related Indenture Supplement).

For purposes of clause (iii) of the preceding sentence, so long as the Reference Rate is based on the prime rate of one or more banks (which bank or banks may change from time to time), downward fluctuations in the Reference Rate will not be deemed to be a reduction in the rate of such interest charges; provided that a reduction in the margin added to such Reference Rate to determine the interest charge would be a reduction in such interest charge.

         Section 3.02 SERVICING COMPENSATION.

         (a) As full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer is entitled to receive the Servicing Fee on each Payment Date on or before the Trust Termination Date payable in arrears. The "Servicing Fee" is the aggregate of the Monthly Servicing Fees specified in the Indenture Supplements. The Servicing Fee is payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Indenture Supplements.

         (b) The Servicer will be required to pay all expenses incurred by it in connection with its servicing activities hereunder, including (i) all reasonable fees and disbursements of the Owner Trustee, the Indenture Trustee and independent accountants, (ii) taxes imposed on the Servicer and (iii) expenses incurred in connection with making distributions and providing reports to the Noteholders and others.

         Section 3.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SERVICER.

         (a) Representations and Warranties. NMAC, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder will make, on each Series Issuance Date (and on the date of any such appointment) the following representations, warranties and covenants:

                  (i) Organization and Good Standing. It is a corporation duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its organization and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its floorplan receivable servicing business as such properties are currently owned and as such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (ii) Due Qualification. It is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction where the servicing of the Receivables as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement.

                  (iii) Due Authorization. It has duly authorized by all necessary action on its part the execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement.

                  (iv) No Conflict. Its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

                  (v) No Violation. Its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and its fulfillment of the terms hereof applicable to it will not conflict with or violate any material Requirement of Law applicable to it.

                  (vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against it before or by any Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement or (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

                  (vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Servicer in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, have been duly obtained or effected and are in full force and effect.

                  (viii) Enforceability. This Agreement constitutes its legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                  (ix) Compliance with Requirements of Law. It will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of the Noteholders, the holders of the Transferor Interest or any Series Enhancers.

                  (x) No Rescission or Cancellation. It will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (xi) Protection of Beneficiaries' Rights. It will take no action, nor omit to take any action, that would impair the rights of the Noteholders, the holders of the Transferor Interest or any Series Enhancers in the Receivables nor will it reschedule, revise or defer payments due on any Receivable except in accordance with the applicable Floorplan Financing Guidelines.

                  (xii) Negative Pledge. Except for the Liens permitted by the Transaction Documents and Permitted Liens, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable transferred and assigned to the Issuer, whether now existing or hereafter created, or any interest therein, and it will defend the rights, title and interest of the Issuer in, to and under any Receivable transferred and assigned to the Issuer, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor or the Servicer.

         (b) Notice of Breach. The representations and warranties set forth in
Section 3.03(a) survive the transfer and assignment of the Receivables and Related Security to the Issuer. Upon discovery by the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers.

         (c) Purchase upon Breach. If any representation or warranty set forth in clauses (ix) through (xii) of Section 3.03(a) is not true and correct in any material respect as of the date specified therein with respect to any Receivable and such breach has a material adverse effect on a Receivable included in the Noteholders' Collateral, then, within 30 days (or such longer period as may be agreed to by the Indenture Trustee) of the earlier to occur of the discovery of any such breach by the Servicer, or receipt by the Servicer of written notice of any such breach given by the Owner Trustee, the Indenture Trustee, the Transferor or any Series Enhancers, the Servicer will purchase such Receivable on or before the Determination Date immediately succeeding the expiration of such 30-day period (or such longer period as may be agreed to by the Indenture Trustee) on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase will be required to be made if, by the end of such 30-day period (or such longer period as may be agreed to by the Indenture Trustee) the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured.

         The Servicer will effect such purchase by depositing into the Collection Account in immediately available funds an amount equal to the Purchase Price of such Receivable. Upon purchase of any such Receivable, but only after the deposit by the Servicer of the Purchase Price of such Receivable, the Issuer will automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Receivable, all Related Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Owner Trustee will execute such documents and instruments of transfer or assignment and take such other actions as are reasonably requested by the Servicer to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Servicer to purchase any such Receivable and to deposit the Purchase Price of such Receivable into the Collection Account, constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 3.03(c) available to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Noteholders).

         Section 3.04 PREPARATION OF PAYMENT DATE STATEMENTS.

         On or before each Payment Date, with respect to each outstanding Series, the Servicer will deliver to any Series Enhancers, the Rating Agencies, the Owner Trustee, the Indenture Trustee and each Noteholder a Payment Date Statement for such Payment Date substantially in the form set forth in the related Indenture Supplement.

         Section 3.05 ANNUAL SERVICER'S CERTIFICATE.

         The Servicer will deliver to the Owner Trustee, the Indenture Trustee and each Series Enhancer on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning June 30, 2004, an Officer's Certificate with respect to the prior fiscal year of the Servicer ended such calendar year (or with respect to the initial Officer's Certificate, the period from the date of the initial Series Issuance Date to March 31, 2004), dated as of March 31 of such year, stating that (i) a review of the activities of the Servicer during such fiscal year (or such shorter period) and of its performance under this Agreement was made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         Section 3.06 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

         The Servicer will cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Transferor, to deliver to the Indenture Trustee, the Owner Trustee and each Series Enhancer on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning June 30, 2004, with respect to the prior fiscal year (or with respect to the initial reports, the period from the date of the initial Series Issuance Date to March 31, 2004), the following: (a) the consolidated financial statements of the Servicer, together with a report that such firm has audited the consolidated financial statements of the Servicer in accordance with generally accepted auditing standards, that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants ("AICPA"), and expressing such firm's opinion thereon; and (b) a report indicating that such firm has examined, in accordance with standards established by AICPA, management's assertion about the Servicer's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as such standards relate to automobile and light-duty truck wholesale loans serviced for others, and expressing such firm's opinion on such management assertion (the "Annual USAP Report") or any similar internal control audit report that is acceptable to each Rating Agency. A copy of such Annual USAP Report may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         Section 3.07 NOTICES TO NMAC.

         If NMAC is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 6.02 will deliver or make available to NMAC, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

         Section 3.08 ADJUSTMENTS.

         If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer will appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received will be deemed not to have been paid.

         Section 3.09 REPORTS.

         The Servicer will, on behalf of the Issuer, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, and also cause to be filed those reports required to be filed by the Issuer pursuant to Section 7.03 of the Indenture. The Transferor will, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

                                   ARTICLE IV
                      OTHER MATTERS RELATING TO TRANSFEROR

         Section 4.01 LIABILITY OF TRANSFEROR.

         The Transferor will be liable for all of its obligations, covenants, representations and warranties arising under or related to this Agreement or the other Transaction Documents. Except as provided in the preceding sentence, the Transferor will be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor hereunder.

         Section 4.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF, OBLIGATIONS OF TRANSFEROR.

         (a) The Transferor may not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

                  (i) the Person (if other than the Transferor) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety, the case may be, will be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by a supplemental agreement executed and delivered to the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Transferor hereunder;

                  (ii) the Person (if other than the Transferor) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety, as the case may be, has delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency):

                           (A) an Officer's Certificate and an Opinion of
                  Counsel, upon the written request of the Owner Trustee and the Indenture Trustee, each stating that (1) such consolidation, merger, conveyance, transfer or sale and such supplemental agreement provided in clause (i) above comply with this Section, (2) such supplemental agreement is a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity and (3) all conditions precedent herein provided for relating to such transaction have been complied with; and

                           (B) a Required Federal Income Tax Opinion; and

                  (iii) the Rating Agency Condition has been satisfied with respect to such consolidation, merger, conveyance or transfer.

         (b) Except as permitted by Section 2.05(f), the Transferor's obligations, rights or any part thereof hereunder will not be assignable nor may any Person succeed to the Transferor's obligations or rights hereunder except
(i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of Section 4.02(a) and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (A) that the Transferor and the Servicer determine will not result in a Significant Adverse Effect, (B) that meet the requirements of clause (iii) of the preceding paragraph and (C) for which such purchaser, transferee, pledgee or entity expressly assumes, in a supplemental agreement executed and delivered to the Owner Trustee and the Indenture Trustee in writing, in form satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Transferor thereby conveyed.

         Section 4.03 LIMITATION ON LIABILITY OF TRANSFEROR.

         Subject to Section 4.01, neither the Transferor nor any of its directors, members, managers, officers, employees or agents will be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any other Transferor, any Series Enhancers or any other Person for any action taken or for refraining from the taking of any action in the capacity as a Transferor under this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision does not protect the Transferor or any such Person against any liability which would otherwise be imposed by reason of willful wrongdoing, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any of its directors, members, managers, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Section 4.04 TRANSFEROR INDEMNIFICATION OF ISSUER, OWNER TRUSTEE AND INDENTURE TRUSTEE.

         (a) The Transferor will indemnify and hold harmless each of the Issuer, the Owner Trustee, the Indenture Trustee and any trustees predecessor thereto and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained thereby by reason of (1) any acts or omissions of the Transferor in connection with this Agreement or (2) the acceptance or performance of the trusts and duties contained herein in the case of the Owner Trustee and the Indenture Trustee; provided, however, that that the Transferor will not indemnify the Issuer, the Owner Trustee or the Indenture Trustee for:

                  (i) any such loss, liability, claim, expense, damage or injury arising from the willful misconduct, negligence or bad faith of the Owner Trustee or from the willful misconduct, negligence or bad faith of the Indenture Trustee, as applicable;

                  (ii) any liabilities, cost or expense of the Issuer with respect to any action taken by the Owner Trustee or the Indenture Trustee at the request of any such Noteholders or Series Enhancers to the extent that the Owner Trustee or the Indenture Trustee is fully indemnified by such Noteholders or Series Enhancers with respect to such action; or

                  (iii) with respect to any United States federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or any Noteholder or Series Enhancer in connection herewith or with the Indenture to any taxing authority.

         (b) Subject to Section 4.01, any indemnification pursuant to this Section will only be payable from amounts payable to the Transferor in respect of the Transferor Interest that are in excess of any Transferor Deposit Amount or Transferor Replacement Amount required to be deposited by the Transferor into the Excess Funding Account pursuant to the Transaction Documents. The Transferor's obligations under this Section survives the termination of this Agreement or the Issuer or the earlier removal or resignation of the Owner Trustee or the Indenture Trustee, as applicable.

         Section 4.05 SUBSEQUENT TRANSFERORS.

         The Transferor may designate any one of its Affiliates as a transferor of Receivables to be acquired by the Issuer (each such transferor, a "Subsequent Transferor") so long as (i) the Subsequent Transferor enters into a transfer and servicing agreement substantially similar to this Agreement and (ii) the designating Transferor directs the Owner Trustee to make the appropriate entries in its books and records to reflect such Subsequent Transferor's interest in the Transferor Interest; provided, however, that prior to any such designation and direction the conditions set forth in clauses (iii) and (iv) of Section 3.06(b) of the Trust Agreement have been satisfied with respect thereto.

                                    ARTICLE V
                       OTHER MATTERS RELATING TO SERVICER

         Section 5.01 LIABILITY OF SERVICER.

         The Servicer will be liable under this Article V only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

         Section 5.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF, OBLIGATIONS OF SERVICER.

         (a) The Servicer may not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

                  (i) the Person (if other than the Servicer) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety, the case may be, will be and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by a supplemental agreement executed and delivered to the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder;

                  (ii) the Person (if other than the Servicer) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety, as the case may be, has delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency):

                           (A) an Officer's Certificate and an Opinion of
                  Counsel, upon the written request of the Owner Trustee and the Indenture Trustee, each stating that (1) such consolidation, merger, conveyance, transfer or sale and such supplemental agreement provided in clause (i) above comply with this Section, (2) such supplemental agreement is a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity and (3) all conditions precedent herein provided for relating to such transaction have been complied with; and

                           (B) an Officer's Certificate stating that such Person
                  is an Eligible Servicer; and

                  (iii) the Servicer has given the Rating Agencies notice of such consolidation, merger or transfer of assets.

         Section 5.03 LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

         Subject to Section 5.01, neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancers or any other Person for any action taken or for refraining from the taking of any action in the capacity as Servicer under this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision does not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful wrongdoing, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any of its directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities hereunder and that in its reasonable opinion may involve it in any expense or liability.

         Section 5.04 SERVICER INDEMNIFICATION OF ISSUER, OWNER TRUSTEE AND INDENTURE TRUSTEE.

         (a) The Servicer will indemnify and hold harmless each of the Issuer, the Owner Trustee, the Indenture Trustee and any trustees predecessor thereto and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained thereby by reason of (1) any acts or omissions of the Servicer in connection with this Agreement or (2) the acceptance or performance of the trusts and duties contained herein in the case of the Owner Trustee and the Indenture Trustee; provided, however, that that the Transferor will not indemnify the Issuer, the Owner Trustee or the Indenture Trustee for:

                  (i) any such loss, liability, claim, expense, damage or injury arising from the willful misconduct, negligence or bad faith of the Owner Trustee or from the willful misconduct, negligence or bad faith of the Indenture Trustee, as applicable;

                  (ii) any liabilities, costs or expenses of the Issuer with respect to any action taken by the Owner Trustee or the Indenture Trustee at the request of any such Noteholders or Series Enhancers to the extent that the Owner Trustee or the Indenture Trustee is fully indemnified by such Noteholders or Series Enhancers with respect to such action; or

                  (iii) with respect to any United States federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or any Noteholder or Series Enhancer in connection herewith or with the Indenture to any taxing authority.

         (b) Any indemnification pursuant to this Section will not be payable from the Trust Assets. The Servicer's obligations under this Section survives the termination of this Agreement or the Issuer or the earlier removal or resignation of the Owner Trustee or the Indenture Trustee, as applicable.

         Section 5.05 RESIGNATION OF SERVICER.

         The Servicer may not resign from the obligations and duties hereby imposed on it, except:

                  (i) upon determination that (A) the performance of its duties hereunder is no longer permissible under applicable law and (B) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under applicable law; or

                  (ii) upon the assumption of such obligations and duties by a successor Servicer in compliance with the requirements set forth in
         Section 5.02.

Any determination permitting the resignation of the Servicer must be evidenced as to clause (i) above, upon the written request of the Owner Trustee and the Indenture Trustee, by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No resignation will become effective until the Indenture Trustee or a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section
5.02. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (i) above the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee will serve as Successor Servicer. The Indenture Trustee may, however, delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the applicable Floorplan Financing Guidelines and this Agreement, or later appoint a Successor Servicer. Notwithstanding the foregoing, the Indenture Trustee will, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any Person qualifying as an Eligible Servicer as the

Successor Servicer hereunder. The Indenture Trustee will give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

         Section 5.06 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES.

         The Servicer will provide to the Owner Trustee and the Indenture Trustee access to the documentation regarding the Accounts and the related Receivables in such cases where the Owner Trustee or the Indenture Trustee, as applicable, is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section will derogate from the obligation of the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section as a result of such law will not constitute a breach of this Section.

         Section 5.07 EXAMINATION OF RECORDS.

         The Transferor and the Servicer will indicate generally in its computer files or other records that the Receivables arising in connection with the Accounts have been transferred to the Issuer pursuant to this Agreement for the benefit of the Noteholders and any Series Enhancers. Each Transferor and the Servicer will, before the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

         Section 5.08 SWAP AGREEMENT.

         (a) Pursuant to the Trust Agreement, the Issuer may, from time to time, if so directed by the Transferor in writing delivered to the Administrator, enter into a currency Swap Agreement with a Swap Counterparty to swap amounts payable to the Holders of the Transferor Interest from U.S. dollars to Japanese yen; provided, that (1) at the time the Issuer enters into the Swap Agreement, the Rating Agency Condition shall be satisfied, and (2) any payments to the Swap Counterparty (including termination payments) are payable only from amounts that are otherwise payable to the Holders of the Transferor Interest; provided further, that any expenses of the Issuer associated with the negotiation, execution and delivery of such currency Swap Agreement will be deducted from the amount paid by the Indenture Trustee to the Holders of the Transferor Interest on the related Payment Date. Any payments received by the Issuer from the Swap Counterparty under such a Swap Agreement shall not be deposited in the Collection Account and shall be paid by the Indenture Trustee directly to or to the order of the Holders of the Transferor Interest on the related Payment Date.

         (b) If the Issuer is directed by the Transferor to enter into a currency Swap Agreement, the Issuer will instruct the Servicer to recommend to the Issuer a currency swap arrangement the terms of which the Servicer determines to represent terms at which two unrelated swap counterparties might enter into such transaction. The Issuer will enter into any currency Swap Agreement so recommended by the Servicer.

         (c) In connection with executing any such Swap Agreement, the Issuer, Indenture Trustee, Owner Trustee, Transferor and Servicer will enter into an amendment to this Agreement, subject to Section 8.01 in a form approved by the Transferor, that will specify the creation of any necessary accounts and modifications of any provisions hereof to the extent necessary or appropriate to effectuate the intention of such Swap Agreement.

                                   ARTICLE VI
                                SERVICER DEFAULTS

         Section 6.01 SERVICER DEFAULTS.

         (a) If any Servicer Default shall have occurred, so long as the Servicer Default has not been remedied, either the Indenture Trustee or the Holders of Notes evidencing more than 50% of the Outstanding Principal Amount of all Notes, by notice then given to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, that if within 60 days of receipt of a Termination Notice the Indenture Trustee does not receive any bids from Eligible Servicers in accordance with Section 6.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Indenture Trustee will grant a right of first refusal to the Transferor which would permit the Transferor at its option to acquire the Noteholders' Collateral serviced by the Servicer on the Payment Date in the next calendar month. The price for the Noteholders' Collateral will be equal to the sum of the Reassignment Amounts with respect to each outstanding Series in the related Indenture Supplement. The Transferor will notify the Indenture Trustee prior to the Record Date for the Payment Date of the acquisition if it is exercising such right of first refusal. If the Transferor exercises such right of first refusal, the Transferor will deposit the price into the Collection Account not later than 1:00 p.m., New York City time, on such Payment Date in immediately available funds. The price will be allocated and distributed to the Noteholders on such Payment Date in accordance with the Indenture and each Indenture Supplement in payment of their Notes and will result in a corresponding increase in the Transferor Interest.

         (b) After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Indenture Trustee pursuant to
Section 6.02, all authority and power of the Servicer under this Agreement will pass to and be vested in the Successor Servicer (a "Servicing Transfer"); and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicing Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections that are held by the Servicer for deposit on the date of transfer, or that have been deposited by the Servicer, in the Collection Account, or that thereafter are received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer will within 20 Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and will promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer reasonably requests. To the extent that compliance with this Section requires the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer will enter into such customary licensing and confidentiality agreements as the Servicer deems reasonably necessary to protect its interests.

         Section 6.02 INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 6.01(a), the Servicer will continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee will as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer will accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. If a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action will automatically be appointed the Successor Servicer. The Indenture Trustee, as Servicer, may delegate any of its servicing obligations to an Affiliate or agent in accordance with Sections 3.01(a), 5.02 and 5.05. Notwithstanding the foregoing, the Indenture Trustee will, if it is legally unable so to act, petition at the expense of the Servicer a court of competent jurisdiction to appoint any Person qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee will give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

         (b) Upon its appointment, the Successor Servicer will be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer will be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Series Enhancement Agreement.

         (c) In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and may appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Payment Date equal to any Interest Collections allocable to Noteholders of such Series which are payable to the Owner Trustee for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement after payment of all amounts owing to the Noteholders of such Series with respect to such Payment Date or required to be deposited in the applicable Series Accounts with respect to such Payment Date and any amounts required to be paid to any Series Enhancer for such Series with respect to such Payment Date pursuant to the terms of any Series Enhancement Agreement; provided, however, that the holders of the Transferor Interest will be responsible for payment of the Transferor's portion of such aggregate Servicing Fees and all other such amounts in excess of such aggregate Servicing Fees. Each holder of the Transferor Interest agrees that, if NMAC (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Interest Collections that the Transferor is entitled to receive pursuant to this Agreement, the Indenture or any Indenture Supplement will be reduced by an amount sufficient to pay the Transferor's share of the compensation of the Successor Servicer.

         (d) All authority and power granted to the Successor Servicer under this Agreement will automatically cease and terminate upon termination of the Issuer pursuant to Section 8.01 of the Trust Agreement, and will pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer will transfer its electronic records relating to the Receivables to NMAC or its designee in such electronic form as it may reasonably request and will transfer all other records, correspondence and documents to it in the manner and at such times as it may reasonably request. To the extent that compliance with this Section requires the Successor Servicer to disclose to NMAC information of any kind which the Successor Servicer deems to be confidential, NMAC will enter into such customary licensing and confidentiality agreements as the Successor Servicer may deem necessary to protect its interests.

         Section 6.03 NOTIFICATION TO NOTEHOLDERS.

         Within five Business Days after the Servicer becomes aware of any Servicer Default, the Servicer will give written notice thereof to the Owner Trustee, the Indenture Trustee, each Rating Agency and each Series Enhancer and the Indenture Trustee will give notice to the Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article VI, the Indenture Trustee will give prompt notice thereof to the Noteholders.

                                   ARTICLE VII
                                   TERMINATION

         Section 7.01 TERMINATION OF AGREEMENT.

         This Agreement and the respective obligations and responsibilities of the Transferor and the Servicer under this Agreement will terminate, except with respect to the duties described in Section 4.04, on the Trust Termination Date.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         Section 8.01 AMENDMENT; WAIVER OF PAST DEFAULTS.

         (a) This Agreement may be amended by the parties hereto from time to time prior to, or in connection with, the issuance of the first Series of Notes under the Indenture without the requirement of any consents or the satisfaction of any conditions set forth below. This Agreement may be amended from time to time by the Servicer, the Transferor and the Owner Trustee, by a written instrument signed by each of them, without the consent of any of the Noteholders; provided that:

                  (i) the Transferor has delivered to the Indenture Trustee and the Owner Trustee an Officer's Certificate, dated the date of any such amendment, stating that the Transferor reasonably believes that such amendment will not have a Significant Adverse Effect;

                  (ii) the Rating Agency Condition has been satisfied with respect to any such amendment; and

                  (iii) the Transferor has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion;

provided, however, the Servicer, the Transferor and the Owner Trustee, may enter into one or more amendments, without the consent of the Holders of any Notes or prior notice to the Rating Agencies in order to cure any ambiguity, to correct or supplement any provision herein or in any amendment hereto that may be inconsistent with any other provision herein or in any amendment hereto or to make any other provisions with respect to matters or questions arising under this Agreement or in any amendment hereto so long as a final amendment to this Agreement signed by the parties hereto is delivered to each Rating Agency within ten days of its execution and such amendment does not have a Significant Adverse Effect.

         Additionally, notwithstanding the preceding sentence, this Agreement may be amended by the Servicer and the Owner Trustee at the direction of the Transferor without the consent of any of the Noteholders or Series Enhancers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Issuer (1) to qualify as, and to permit an election to be made to cause the Issuer to be treated as, a "financial asset securitization investment trust" as described in the Code, and (2) to avoid the imposition of state or local income or franchise taxes imposed on the Issuer's property or its income; provided, however, that:

                  (i) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection;

                  (ii) the Rating Agency Condition has been satisfied with respect to such amendment;

                  (iii) the Transferor has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion; and

                  (iv) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee hereunder.

         (b) This Agreement may also be amended from time to time by the Servicer, the Transferor, the Indenture Trustee and the Owner Trustee, with the consent of the Holders of Notes evidencing not less than 66-2/3% of the Outstanding Principal Amount of the Notes of all affected Series for which the Transferor has not delivered an Officer's Certificate stating that there is no Significant Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that the Transferor has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion; and provided, however, that no such amendment may:

                  (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Early Amortization Events that decrease the likelihood of the occurrence thereof will not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder;

                  (ii) change the definition of or the manner of calculating the interest of any Noteholder in the Trust Assets without the consent of each affected Noteholder; or

                  (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder.

         (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Owner Trustee will notify the Indenture Trustee and each Noteholder, and the Servicer will notify each Rating Agency and each Series Enhancer, of the substance of such amendment.

         (d) If Noteholders are required to consent to any proposed amendments pursuant to this Section, such Noteholders need not consent to or approve the particular form of such amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders is subject to such reasonable requirements as the Indenture Trustee prescribes.

         (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement that would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

         (f) Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture will not be considered an amendment of this Agreement for the purposes of this Section.

         (g) The Holders of Notes evidencing more than 66-2/3% of the Outstanding Principal Amount of the Notes of each Series or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the Outstanding Principal Amount of the Notes of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all

Noteholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default will cease to exist, and any default arising therefrom will be deemed to have been remedied for every purpose of this Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         (h) The Owner Trustee may, but is not obligated to, enter into any such amendment which affects the Owner Trustee's rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee is entitled to receive the Opinion of Counsel described in Section 8.02(d).

         Section 8.02 PROTECTION OF RIGHT, TITLE AND INTEREST TO ISSUER.

         (a) The Servicer will cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee's and the Owner Trustee's right, title, and interest in and to the Issuer to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect the right, title and interest of the Noteholders and the Indenture Trustee and the Owner Trustee hereunder to all property comprising the Issuer. The Servicer will deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor will cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section.

         (b) Within 30 days after the Transferor or the Servicer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 8.02(a) seriously misleading within the meaning of Section 9-506 of the UCC as in effect in the applicable jurisdiction, the Transferor or the Servicer, as applicable, will give the Owner Trustee notice of any such change and will file such financing statements or amendments as may be necessary to continue the perfection of the Issuer's security interest in the Receivables and the proceeds thereof.

         (c) The Transferor and the Servicer will give the Owner Trustee and the Indenture Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Issuer's security interest in the Receivables and the proceeds thereof. The Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

         (d) The Servicer will deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancer, upon the execution and delivery of each amendment of this Agreement or any Indenture Supplement, an Opinion of Counsel to the effect that any such amendment of this Agreement:

                  (i) has been entered into in accordance with the terms of this Agreement;

                  (ii) has been duly authorized, executed and delivered by the Transferor and the Servicer and constitutes the legal, valid and binding agreement of the Transferor and the Servicer, as applicable, enforceable in accordance with its terms.

         Section 8.03 [RESERVED.]

         Section 8.04 NO PETITION.

         Each of the Servicer, NMAC (if it is no longer the Servicer) and the Owner Trustee, by entering into this Agreement, each Noteholder, by accepting a Note, each holder of an interest in the Transferor Interest, by accepting such interest, and each Series Enhancer, by accepting the benefits of this Agreement, hereby covenants and agrees that it will not at any time institute against the Transferor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

         Section 8.05 GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 8.06 NOTICES.

         All notices, demands, instructions and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given if personally delivered or sent by first class or express mail (postage prepaid), national overnight courier service or by facsimile transmission or other electronic communication device capable of transmitting or creating a written record and followed by first class mail. Unless otherwise specified in a notice sent in accordance with the provisions of this Section, notices, demands, instructions and other communications in writing will be given to the respective parties at their respective addresses as follows: (i) in the case of the Transferor, 990 West 190th Street, Torrance, California 90502,
Attention: Secretary, (ii) in the case of NMAC, 990 West 190th Street, Torrance, California 90502, Attention: Secretary, and (iii) in the case of the Issuer or Owner Trustee, to Nissan Master Owner Trust Receivables, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Nissan Master Owner Trust Receivables; or, as to each party, at such other address as may be designated by such party in a written notice to each other party. All notices are effective on receipt.

         Section 8.07 SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 8.08 FURTHER ASSURANCES.

         The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 8.09 NO WAIVER; CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 8.10 COUNTERPARTS.

         This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which together will constitute one and the same instrument.

         Section 8.11 THIRD-PARTY BENEFICIARIES.

         This Agreement will be binding upon and inure to the benefit of the parties hereto, the Indenture Trustee, the Noteholders, the holders of the Transferor Interest, any Series Enhancers and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 8.12 RULE 144A INFORMATION.

         For so long as any of the Notes of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, each of the Transferor, the Trustee, the Servicer and any Series Enhancers agree to cooperate with one another to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act of 1933, as amended.

         Section 8.13 ACTION BY OWNER TRUSTEE OR INDENTURE TRUSTEE.

         Upon any application or request by a Transferor or Servicer to the Owner Trustee or the Indenture Trustee to take any action under any provision under this Agreement, the Transferor or the Servicer, as the case may be, will furnish to the Owner Trustee or the Indenture Trustee, as the case may be, an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with. The Owner Trustee or the Indenture Trustee, as the case may be, is entitled to conclusively rely on such Officer's Certificate or Opinion of Counsel as authority for any action undertaken in connection therewith.

         Section 8.14 MERGER AND INTEGRATION.

         Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

         Section 8.15 HEADINGS.

         The headings herein are for purposes of reference only and do not otherwise affect the meaning or interpretation or any provision of this Agreement.

         IN WITNESS WHEREOF, the Transferor, the Issuer and the Servicer have caused this Agreement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

                                   NISSAN WHOLESALE RECEIVABLES
                                   CORPORATION II,
                                   as Transferor

                                   By
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   NISSAN MASTER OWNER TRUST
                                   RECEIVABLES, as Issuer

                                   By WILMINGTON TRUST COMPANY, not in its
                                   individual capacity, but solely as Owner
                                   Trustee


                                   By
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   NISSAN MOTOR ACCEPTANCE CORPORATION,
                                   as Servicer


                                   By
                                      ------------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT A


            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                          (As required by Section 2.06
                    of the Transfer and Servicing Agreement)

         This ASSIGNMENT NO. ___ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of [________ __, 200_], is by and among NISSAN WHOLESALE RECEIVABLES CORPORATION II, as Transferor, NISSAN MOTOR ACCEPTANCE CORPORATION, as Servicer, and NISSAN MASTER OWNER TRUST RECEIVABLES, as Issuer, pursuant to the Transfer and Servicing Agreement referred to below.

                                    RECITALS

         A. The Transferor, the Servicer and the Issuer are parties to a Transfer and Servicing Agreement, dated as of July 24, 2003 (as amended, supplemented or otherwise modified from time to time, the "Transfer and Servicing Agreement").

         B. Pursuant to the Transfer and Servicing Agreement, the Transferor wishes to designate Additional Accounts as Accounts and to transfer the Receivables and Related Security arising in connection with such Additional Accounts, whether now existing or hereafter created, to the Issuer, to be further pledged to the Indenture Trustee.

         C. The Issuer is willing to accept such designation and sale subject to the terms and conditions hereof.

         The Transferor, the Servicer and the Issuer hereby agree as follows:

                             STATEMENT OF AGREEMENT

         1. Defined Terms. All capitalized terms used herein have the meanings ascribed to them in the Annex of Definitions or the Transfer and Servicing Agreement unless otherwise defined herein:

                  "Addition Date" means, with respect to the Additional Accounts designated hereby, __________, 20__.

                  "Additional Cut-Off Date" means, with respect to the Additional Accounts designated hereby, _________, 20__.

         2. Designation of Additional Accounts. The Transferor hereby delivers herewith an updated Account Schedule reflecting such Additional Accounts, along with the Additional Account Schedule specifying for each such Additional Account, as of the Additional Cut-Off Date, its account number and the aggregate amount of Principal Receivables of such Account.

         3. Transfer of Receivables. The Transferor does hereby transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Transfer and Servicing Agreement), to the Issuer, on the Addition Date all of its right, title and interest in, to and under the

Receivables arising in connection with such Additional Accounts and all Related Security with respect thereto, owned by the Transferor and existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries thereof. The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Issuer, of any obligation of the Servicer, the Transferor, Nissan Motor Co., Ltd., Nissan North America Inc. or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers or Nissan North America Inc.

         In connection with such transfer, the Transferor agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, payment intangibles, general intangibles or accounts (as defined in the UCC as in effect in the applicable jurisdiction) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of the Receivables and the Related Security to the Issuer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Issuer on or before the Addition Date. The Issuer is under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such transfer.

         In connection with such transfer, the Transferor further agrees, at its own expense, on or before the Addition Date, to indicate in its computer files that the Receivables and the Related Security (A) have been transferred or assigned to the Issuer pursuant to this Assignment and then (B) pledged by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and any Series Enhancers.

         4. Acceptance by Issuer. Subject to the satisfaction of the conditions set forth in Section 2.06(d) of the Transfer and Servicing Agreement, the Issuer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, transferred to the Issuer pursuant to Section 3 of this Assignment. The Issuer further acknowledges that, before or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Issuer the updated Account Schedule and the Additional Account Schedule described in Section 2 of this Assignment.

         5. Representations and Warranties of Transferor. The Transferor hereby represents and warrants to the Issuer, on behalf of the Issuer, as of the date of this Assignment and as of the Addition Date that:

                  (i) Organization and Good Standing. The Transferor is a corporation duly formed and validly existing and in good standing under the laws of the jurisdiction of its organization and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Assignment.

                  (ii) Due Qualification. The Transferor is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Assignment.

                  (iii) Due Authorization. The Transferor has duly authorized by all necessary action on its part the execution and delivery of this Assignment and the consummation by the Transferor of the transactions provided for or contemplated by this Assignment.

                  (iv) No Conflict. The Transferor's execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

                  (v) No Violation. The Transferor's execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

                  (vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Transferor before or by any Governmental Authority (A) asserting the invalidity of this Assignment or the applicable Related Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Assignment, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (E) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction's income, single business or franchise tax systems.

                  (vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Transferor in connection with its execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof and thereof applicable to it, have been duly obtained or effected and are in full force and effect.

                  (viii) Enforceability. This Assignment constitutes a legal, valid and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof or thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (ix) Valid Transfer. This Assignment constitutes a valid transfer and assignment to the Issuer of all right, title and interest of the Transferor in the related Receivables and the Related Security and the proceeds thereof and all of the Transferor's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 2.01 and, in the case of the Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Issuer will have a first priority perfected ownership interest in the Receivables and related Vehicles, as well as a subordinated security interest granted in any parts inventory, equipment, fixtures, service accounts, realty or personal guarantees with respect to a related Dealer, and except for Permitted Liens and the Liens permitted under Section 2.05. Except as otherwise provided in this Assignment, neither the Transferor nor any Person claiming through or under it has any claim to or interest in the Trust Assets.

         6. Ratification of Agreement. As supplemented by this Assignment, the Transfer and Servicing Agreement is in all respects ratified and confirmed and the Transfer and Servicing Agreement as so supplemented by this Assignment is to be read, taken and construed as one and the same instrument.

         7. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which will be an original but all of which together shall constitute one and the same instrument.

         8. Governing Law. This Assignment is to be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder are to be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Transferor, the Issuer and the Servicer have caused this Assignment to be duly executed by their respective duly authorized officers, all as of the day and year first above written.


                                 NISSAN WHOLESALE RECEIVABLES
                                 CORPORATION II,
                                 as Transferor

                                 By
                                    --------------------------------------------
                                    Name:
                                    Title:



                                 NISSAN MASTER OWNER TRUST
                                 RECEIVABLES,
                                 as Issuer

                                 By Wilmington Trust Company, not in its
                                 individual capacity, but solely as Owner
                                 Trustee


                                 By
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 NISSAN MOTOR ACCEPTANCE CORPORATION,
                                 as Servicer


                                 By
                                    --------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT B

          FORM OF REASSIGNMENT OF RECEIVABLES IN REDESIGNATED ACCOUNTS

                      (Pursuant to Section 2.08 and 2.09(c)
                    of the Transfer and Servicing Agreement)

         This REASSIGNMENT NO. ___ OF RECEIVABLES IN REDESIGNATED ACCOUNTS, dated as of [________ __, 200_], is by and among NISSAN WHOLESALE RECEIVABLES CORPORATION II, as Transferor, NISSAN MOTOR ACCEPTANCE CORPORATION, as Servicer, and NISSAN MASTER OWNER TRUST RECEIVABLES, as Issuer, pursuant to the Transfer and Servicing Agreement referred to below.

                                    RECITALS

         A. The Transferor, the Servicer and the Issuer are parties to a Transfer and Servicing Agreement, dated as of July 24, 2003 (as amended, supplemented or otherwise modified from time to time, the "Transfer and Servicing Agreement").

         B. Pursuant to the Transfer and Servicing Agreement, the Transferor wishes or is required to redesignate certain Accounts as Redesignated Accounts and to remove all of the Receivables and Related Security and to cause the Issuer to reconvey such Receivables and Related Security, whether now existing or hereafter created, and all amounts currently held by the Buyer or thereafter received by the Issuer in respect of such Redesignated Accounts.

         C. The Issuer is willing to accept such redesignation and to reconvey such Receivables, Related Security and any related amounts held or received by the Issuer subject to the terms and conditions hereof.

         The Transferor, the Servicer and the Issuer hereby agree as follows:

                             STATEMENT OF AGREEMENT

         1. Defined Terms. All capitalized terms used herein have the meanings ascribed to them in the Annex of Definitions or the Transfer and Servicing Agreement unless otherwise defined herein:

                  "Redesignation Date" means, with respect to the Redesignated Accounts designated hereby ____________, ________.

         2. Notice of Redesignated Accounts. The Transferor (or the Servicer on its behalf) has delivered to the Issuer, any Series Enhancers and the Rating Agencies the Redesignation Notice as provided in Section [2.08(b)(i)] [2.09(c)(i)].

         3. Redesignated Accounts. The Transferor hereby delivers herewith the Redesignated Account Schedule specifying for each such Redesignated Account, as of the Redesignation Date, its account number and the aggregate amount of Principal Receivables of such Account.

         4. Conveyance of Receivables. The Issuer does hereby transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty on and after the Redesignation Date, all right, title and interest of the Issuer in, to and under all Receivables now existing at the close of business on the Redesignation Date and thereafter created from time to time until the termination of the Issuer in Redesignated Accounts redesignated hereby, all Related Security thereof, all monies due or to become due and all amounts received with respect thereto (including all Interest Receivables), all proceeds (as defined in Section 9-102 of the UCC as in effect in the applicable jurisdiction and Recoveries) thereof relating thereto.

         If requested by the Transferor, in connection with such transfer, the Issuer agrees to execute and deliver to the Transferor on or before the date of this Reassignment, a termination statement with respect to the Receivables existing at the close of business on the Redesignation Date and thereafter created from time to time and Related Security thereof in the Redesignated Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables and Related Security) evidencing the release by the Issuer of its lien on the Receivables in the Redesignated Accounts and the Related Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

         5. Acceptance by Issuer. The Issuer hereby acknowledges that, before or simultaneously with the execution and delivery of this Reassignment, the Transferor delivered to the Issuer the updated Redesignated Account Schedule described in Section 2 of this Reassignment.

         6. Legal, Valid and Binding Obligation. The Transferor hereby represents and warrants to the Issuer as of the date of this Reassignment and as of the Redesignation Date that this Reassignment constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         7. Ratification of Agreement. As supplemented by this Reassignment, the Transfer and Servicing Agreement is in all respects ratified and confirmed and the Transfer and Servicing Agreement as so supplemented by this Reassignment is to be read, taken and construed as one and the same instrument.

         8. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which will be an original but all of which together shall constitute one and the same instrument.

         9. Governing Law. This Reassignment is to be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder are to be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Transferor, the Issuer and the Servicer have caused this Reassignment to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

                                     NISSAN WHOLESALE RECEIVABLES
                                     CORPORATION II,
                                     as Transferor

                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:



                                     NISSAN MASTER OWNER TRUST
                                     RECEIVABLES,
                                     as Issuer

                                     By Wilmington Trust Company, not in its
                                     individual capacity, but solely as Owner
                                     Trustee


                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     NISSAN MOTOR ACCEPTANCE CORPORATION,
                                     as Servicer

                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                      Schedule 1

                                ACCOUNT SCHEDULE



                                  Schedule 1-1